UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 20, 2024

Knife River Corporation
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)
Delaware	1-41642	92-1008893

1150 West Century Avenue
P.O. Box 5568
Bismarck, North Dakota 58506-5568
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code (701) 530-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.01 par value	KNF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control Severance Plan

Effective as of August 20, 2024 (the “Effective Date”), the Compensation Committee of the Board of Directors (the “Committee”) of Knife River Corporation (the “Company”), adopted the Knife River Corporation Change in Control Severance Plan (the “CIC Plan”) and designated the Company’s current named executive officers, Brian R. Gray (President and Chief Executive Officer), Nathan W. Ring (Vice President and Chief Financial Officer), Trevor J. Hastings (Vice President and Chief Operating Officer), Karl A. Liepitz, (Vice President, Chief Legal Officer and Secretary), and Nancy K. Christenson (Vice President of Administration) as participants in the CIC Plan. Under the CIC Plan, if a participant’s employment is terminated by the Company other than for cause or by the participant for good reason (in each case as defined in the CIC Plan) and on or within two years following a change in control (as defined in the CIC Plan) of the Company, the Company will pay or provide to the participant the following: (i) a cash amount equal to the participant’s prorated target annual incentive for the year of termination; (ii) a cash amount equal to a multiple of the participant’s annual base salary plus the participant’s target annual incentive; and (iii) a cash amount equal to a multiple of the annualized premium cost for continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. As of the Effective Date, Mr. Gray has a multiple of 3x and each of Messrs. Ring, Hastings and Liepitz, and Ms. Christenson have a multiple of 2x.

As a condition to receipt of the severance benefits, the CIC Plan requires that each participant execute and not revoke a general release of claims against the Company and agree to comply with one-year post-termination noncompetition and employee and customer nonsolicitation covenants, a two-year post-termination nondisparagement covenant, and a perpetual confidentiality covenant.

If any payment or benefits would cause a participant to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then the payments and benefits under the CIC Plan will be reduced to the extent required so that the participant would not be subject to the excise tax if such reduction would put the participant in a more favorable after-tax position than if the participant were to pay the excise tax.

Double Trigger Provision

In connection with the Committee’s adoption of the CIC Plan, the Company intends to change from “single trigger” to “double trigger” change in control vesting for employee equity awards granted under the Knife River Corporation Long-Term Performance-Based Incentive Plan, commencing with the 2025 annual equity awards (the “2025 Annual Equity Awards”). Accordingly, it is expected that the 2025 Annual Equity Awards would not automatically vest upon a change in control, but instead would vest upon a grantee’s qualifying termination of employment during a specified period following such change in control.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are being furnished as part of this report.

Exhibit Number    Description

10.1            Knife River Corporation Change in Control Severance Plan

104                Cover Page Interactive Data File (embedded within the Inline XBRL document).

FORWARD-LOOKING STATEMENTS
The information in this report includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained in this report are expressed in good faith and are believed by Knife River Corporation to have a reasonable basis. Nonetheless, actual results may differ materially from the expectations expressed in the forward-looking statements. There can be no assurance that the actual results or developments anticipated by Knife River Corporation will be realized or, even if substantially realized, that they will have the expected consequences to or effects on Knife River Corporation or its business or operations. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A-Risk Factors in Knife River Corporation’s Form 10-K and most recent Form 10-Q. All forward-looking statements in this report are expressly qualified by such cautionary statements and by reference to the underlying assumptions. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Knife River Corporation does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knife River Corporation

Date: August 21, 2024	By /s/ Karl A. Liepitz
Karl A. Liepitz
Vice President, Chief Legal Officer and Secretary
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